UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 26, 2005

MultiCell Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10221	52-1412493

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 George Washington Highway, Lincoln, Rhode Island 02865

(Address of Principal Executive Offices) (Zip Code)

(401) 333-0610

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On May 26, 2005, MultiCell Technologies, Inc. (the "Company") announced that it had executed a new employment agreement with Ronald Faris, Ph.D., continuing his employment with the Company as Senior Vice President and Chief Science Officer. The agreement is for a term of three years and may be cancelled by Dr. Faris or by the Company at any time. The agreement provides for a base salary of $175,000 per year plus participation in the Company's bonus and compensation programs for executive management, if and when established. The agreement provides for Dr. Faris to receive a stock option to purchase 200,000 shares of the Company's common stock, at an exercise price of $1.40 per share, under the Company's 2004 Equity Incentive Plan (the "Plan"). Subject to the terms of the Plan, the Option will be exercisable for a period of five (5) years and vest monthly over the three (3) year term of the agreement in equal increments of one thirty-sixth. The agreement also provides that Dr. Faris shall be eligible to participate in any executive benefit plan made available to the Company's executive or key management employees, including paid vacation and medical insurance. In the event Dr. Faris is terminated for without cause (as defined in the agreement) or he terminates his employment for good reason (as defined in the agreement), Dr. Faris is entitled to receive severance pay equal to six months of his base salary then in effect. In addition, for a period of one year after his employment with the Company ends, Dr Faris has agreed not to solicit the Company's employees, consultants, customers, suppliers or distributors.

ITEM 9.01  Financial Statements and Exhibits.

Exhibits

The exhibits listed below are being furnished with this Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement dated May 26, 2005
99.1	Press Release dated May 31, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiCell Technologies, Inc. (Registrant)

	By:	/s/ W. Gerald Newmin

W. Gerald Newmin Chief Executive Officer

Dated: May 31, 2005

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated May 26, 2005
99.1	Press Release dated May 31, 2005

Exhibit 10.1
EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into effective as of May 26, 2005 (the "Effective Date") by and between MultiCell Technologies, Inc., a Delaware corporation (the "Company"), and Ron Faris, Ph.D., an individual ("Faris"). The Company and Faris may be referred to herein individually as a "Party" or collectively as the "Parties."

Recital

The Company desires assurance of the continued association and services of Faris in order to retain his experience, skills, abilities, background and knowledge, and is willing to engage Faris's continued services on the terms and conditions set forth in this Agreement. Faris desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.	Employment.
1.1

Term. The Company hereby employs Faris, and Faris hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. Subject to Section 6 below, Faris shall be employed at will, meaning that either the Company or The term of this Agreement is 36 months from the Effective Date. Faris may terminate this agreement and Faris's employment at any time, for any reason or no reason, with or without cause, without liability to the other save for wages earned through the effective date of termination. The obligations set forth in Sections 3, 5, 6 and 7 will survive any termination or expiration of this Agreement.

1.2

Title and Responsibilities. Faris shall have the title of Senior Vice President and Chief Science Officer of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company (the "Board") and Faris may agree. Faris shall report to the Company's President, or if there is no President, then to the Chief Executive Officer. Faris shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Senior Vice President and Chief Science Officer, consistent with the Bylaws of the Company and as required by the Board or the officer to whom Faris shall report. Faris will devote his best reasonable efforts and apply his professional expertise to the interests and welfare of the Company.

1.3

Location. Unless the Parties otherwise agree in writing, Faris shall perform services pursuant to this Agreement at the Company's offices located in Lincoln, Rhode Island, or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require Faris to travel temporarily to other locations in connection with the Company's business.

1.4

Indemnification. Faris shall receive indemnification as a corporate officer of the Company to the maximum extent extended to the other executive officers of the Company generally, as provided by Delaware General Corporate Law and the Certificate of Incorporation and Bylaws of the Company, and shall be included as an insured under the Company's Directors and Officers liability insurance policy. Faris shall be permitted to review the applicable indemnification agreement prior to execution of this Agreement.

2.	Compensation.
2.1

Base Salary. For Faris's services as Senior Vice President and Chief Science Officer of the Company, the Company shall pay Faris a base salary ("Base Salary") equal to $175,000 per year, subject to standard payroll deductions and withholdings in accordance with Company policy and applicable law Should employee stop his research at Rhode Island Hospital in order to spend 100% of his time at MultiCell, his salary shall be negotiated and adjusted immediately to reflect the increased percentage of his work efforts for the Company. Should Faris' duties and responsibilities significantly increase as a result of growth of the Company by mergers and/or acquisitions, the Company and Faris agree to negotiate in "good faith" an adjustment to Faris's base salary that reflects the increased duties and responsibilities. Faris shall also participate in the Company's bonus and compensation programs, if and when, established for executive management.

2.2

Stock Options. Upon the Effective Date of this Agreement, and subject to the terms of the Company's 2004 Equity Incentive Plan (the "Plan"), Faris shall be granted an option to purchase two hundred thousand (200,000) shares of the Company's common stock at an exercise price of one dollar and forty cents ($1.40) per share, the fair market value of the common stock as determined by the board of directors in accordance with the Plan (the "Option"). To the maximum extent possible, the Option shall be an Incentive Stock Option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Option will be governed by and granted pursuant to a separate Stock Option Agreement and the Plan. The Option will be subject to vesting over three (3) years in 36 equal monthly installments, commencing on the Effective Date. Subject to the terms of the Plan and the Stock Option Agreement, the Option shall be exercisable for a period of five (5) years from the date of grant.

2.3	Changes to Compensation. Faris compensation may be changed from time to time by mutual written agreement of Faris and the Company.
2.4

Benefits. Faris shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company's executive or key management employees, including but not limited to paid vacation and medical insurance.

2.5

Business Expense Reimbursement. The Company shall reimburse Faris for all reasonable travel, entertainment or other documented expenses incurred by him in furtherance of or in connection with his services hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

2.6

Employment Taxes. All of Faris's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company in accordance with federal, state and local laws.

3.	Proprietary Information and Nonsolicitation.
3.1

Proprietary Information. In exchange for the valuable consideration provided hereunder, Faris agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A. Pursuant to the Proprietary Information and Inventions Agreement, Faris understands that he must not use or disclose any confidential or proprietary information of the Company, among other things.

3.2

Nonsolicitation. During his employment by the Company and for one (1) year thereafter, Faris agrees that in order to protect the Company's trade secrets and confidential and proprietary information from unauthorized use, Faris will not, either directly or through others, solicit, recruit or attempt to solicit or recruit (a) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (b) the business of any customer, supplier, service provider, vendor or distributor of the Company which was doing business with the Company, or listed on Company's customer, supplier, service provider, vendor or distributor list, during the term of this Agreement or one (1) year immediately prior thereto; except that this Section 3.2 shall not be deemed to be a no-hire provision and Faris shall be entitled to employ any individual, whether a former or current employee of the Company, that first responds to advertisement by Faris, or his successor Company, or that first initiates contact with Faris or his successor Company. If any restriction set forth in this Section 3.2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

3.3

Return of Company Property. Upon termination of Faris's employment or upon the Company's earlier request, Faris agrees to return to the Company all Company documents (and all copies thereof) and other Company property that he has had in his possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

4.	Outside Activities.
4.1

Investments and Interests. Except as permitted by Section 4.2, Faris agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Faris to be materially adverse or materially antagonistic to the Company, its business or prospects, financial or otherwise.

4.2

Activities. Except with the prior written consent of the Board, Faris will not during his tenure as Senior Vice President and Chief Science Officer of the Company undertake or engage in any other directorship, employment, occupation or business enterprise in direct competition with the Company, other than ones in which Faris is a passive investor or other activities in which Faris was a participant prior to his appointment to the Board as disclosed to the Company and listed on Exhibit B. The Parties acknowledge and agree that Faris can continue to work at Rhode Island Hospital, provided, however, that Faris shall devote no more than one (1) day per week to that obligation.

4.3

Other Agreements. Faris represents and warrants that his service as Senior Vice President and Chief Science Officer of the Company will not conflict with and will not be constrained by any prior agreement or relationship between Faris and any third party. Faris represents and warrants that he will not disclose to the Company or use on behalf of the Company any confidential information governed by any agreement between Faris and any third party except in accordance with such agreement. During his employment, Faris may use, in the performance of his duties, only such information generally known and used by persons with training and experience comparable to his own and all information which is common knowledge in the industry or otherwise legally in the public domain.

5.	Confidentiality.
5.1

Duty of Confidentiality. The provisions of this Agreement will be held in strictest confidence by Faris and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Faris may disclose this Agreement in confidence to his immediate family; (b) the Parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

6.	Termination Without Cause Or For Good Reason.
6.1

Benefits Upon Termination Without Cause Or For Good Reason. In the event that the Company terminates Faris's employment without Cause (as defined below), or Faris terminates his employment for Good Reason (as defined below), Faris shall, upon delivery to the Company of an effective Release and Waiver in the form attached hereto as Exhibit C, be entitled to receive severance pay in the form of salary continuation of Faris's Base Salary then in effect, less applicable deductions and withholdings, for a period of six (6) months.

6.2

For Cause. "Cause" for the Company to terminate Faris's employment hereunder shall mean the occurrence of any of the following events, as determined by the Board in the exercise of its reasonable business judgment:

(a)

Faris's repeated failure to satisfactorily perform his job duties within a reasonable period of time after a written demand for substantial performance is delivered to Faris by the Board and/or the Chief Executive Officer or President, which demand specifically identifies the manner in which the Board and/or the Chief Executive Officer or President believes that Faris has not substantially performed his duties;

(b)	Faris's refusal or failure to follow lawful and reasonable directions of the Board, the Chief Executive Officer or the individuals to whom Faris reports;
(c)	If Faris is in material breach of any provision of this Agreement, including the Proprietary Information and Inventions Agreement attached hereto as Exhibit A;
(d)

Faris's engaging or in any manner participating in any activity which is competitive with or intentionally injurious to the Company or which violates any provision of Sections 3, 4 or 5 of this Agreement;

(e)

Faris's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated;

(f)	Faris's being convicted or found liable for any crime involving dishonesty or moral turpitude;
(g)	An act of dishonesty by Faris intended to result in his gain or personal enrichment which causes material harm to the reputation of the Company or its affiliates;
(h)	Faris personally engaging in illegal conduct which causes material harm to the reputation of the Company or its affiliates.
6.3	Good Reason. "Good Reason" for Faris to terminate his employment hereunder shall mean the occurrence of any of the following events without his consent:
(a)	a material adverse change in the nature of Faris's responsibilities, title or reporting level as they exist on the Effective Date of this Agreement;
(b)	the relocation of the Company's executive offices or principal business location to a point more than sixty (60) miles from the Lincoln, Rhode Island area;
(c)	a reduction by the Company of Faris's base salary as initially set forth herein or as the same may be increased from time to time;
(d)

any action by the Company (including the elimination of benefit plans without providing substitutes thereof or the reduction of Faris's benefits thereunder) that would substantially diminish the aggregate value of Faris's fringe benefits as they exist at such time;

(e)	a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume the obligations and perform all of the terms and conditions of this Agreement;
(f)	a bankruptcy or other liquidation proceeding by the Company.
6.4

Termination for Death or Disability. Faris's employment with the Company shall terminate effective upon the date of Faris's death or "Complete Disability." If Faris's employment shall be terminated by death or Complete Disability, the Company shall pay to Faris and/or his heirs, Faris's Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate then in effect, less standard deductions and withholdings, and the Company shall thereafter have no further obligations to Faris and/or Faris's heirs under this Agreement. Complete Disability shall mean the inability of Faris to perform Faris's duties under this Agreement because Faris has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Faris becomes disabled, the term "Complete Disability" shall mean the inability of Faris to perform Faris's duties under this Agreement by reason of any incapacity, physical or mental, which the Board or the Chief Executive Officer, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board or the Chief Executive Officer, as applicable, determines to have incapacitated Faris from satisfactorily performing Faris's usual services for the Company for a period of at least ninety (90) days during any 12 month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board or the Chief Executive Officer, as applicable, shall be final and binding, and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

7.	General Provisions.
7.1

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, and such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the Parties insofar as possible.

7.2

Assignment. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as the Company has specifically contracted for Faris's services, Faris may not assign or delegate Faris's obligations under this Agreement either in whole or in part without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business.

7.3

Entire Agreement. This Agreement, including Exhibits A, B, and C, constitutes the entire agreement between and among Faris and the Company with respect to his service as Senior Vice President and Chief Science Officer of the Company. It supersedes any prior agreement, promise, representation, or statement written or otherwise between or among Faris and the Company with regard to this subject matter. It is entered into without reliance on any promise, representation, statement or agreement other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by the Parties.

7.4

Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California as applied to contracts made and to be performed entirely within California.

7.5	Construction. This Agreement shall be deemed drafted by all Parties hereto and shall not be construed against any Party as the drafter of the document.
7.6

Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signature of more than one Party, but both of which taken together will constitute one and the same Agreement. Signatures transmitted via facsimile shall be deemed the equivalent of originals.

7.7

Arbitration. Any disputes, claims, causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved, to the fullest extent permitted by law, by final and binding confidential arbitration held in San Diego, California and conducted by Judicial Arbitration & Mediation Services ("JAMS"), under its then-existing Rules and Procedures. Nothing in this Section 7.7 is intended to prevent the Company or Faris from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration, as set forth in Section 7.8 below. Except as provided below, the Parties to any arbitration shall share equally any and all JAMS fees and costs for any such arbitration proceedings. The arbitrator shall have the power to award to the prevailing party in the arbitration the cost of the prevailing party's reasonable attorneys' fees and costs as set forth in Section 7.9 below. If for any reason all or part of this arbitration provision is held to be invalid or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity or unenforceability will not affect any other portion of this arbitration provision, but this provision will be reformed, construed and enforced in such jurisdiction to render such invalid or unenforceable part or parts of this provision consistent with the general intent of the Parties insofar as possible.

7.8

Legal and Equitable Remedies. Because Faris's services are personal and unique and because Faris may have access to and become acquainted with the confidential and proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7.9

Attorneys' Fees and Costs. The prevailing party in any action or arbitration to enforce any rights under this Agreement shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action or arbitration.

7.10

Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address listed in this Agreement, or such other address as the Party shall specify in writing pursuant to this notice provision. Such notice shall be deemed given upon personal delivery to the appropriate address; three days after the date of mailing if sent by certified or registered mail; when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day.

In Witness Whereof, the Parties hereto have executed this Agreement as of the date first written above.

MultiCell Technologies, Inc.	Ron Faris, Ph.D.

By: /s/ W. Gerald Newmin Print Name: __________________ Title: Chief Executive Officer	Signature: /s/ Ronald Faris Print Name: __________________ Title: Senior Vice President & Chief Science Officer
Address:	701 George Washington Hwy Lincoln, RI 02865	Address:	167 Gallatin Street Providence, RI 02907

Exhibit A

EMPLOYEE CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Multicell technologies, inc. ("Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.	Confidentiality.
1.1

Nondisclosure; Recognition of Company's Rights. At all times during my employment and thereafter, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company's Confidential Information (defined below), except as such use is required in connection with my work for Company, or unless the Chief Executive Officer (the "CEO") of Company expressly authorizes in writing such disclosure or publication. I will obtain the CEO's written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2

Confidential Information. The term "Confidential Information" shall mean any and all confidential knowledge, data or information related to Company's business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company's employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

1.3

Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information, unless expressly authorized by an officer of Company in writing.

1.4

No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence information acquired by me in confidence or trust prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict herewith. During my employment by Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party to whom I have an obligation of confidentiality, unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

2.	Inventions.
2.1

Inventions and Intellectual Property Rights. As used in this Agreement, the term "Invention" means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights therein. The term "Intellectual Property Rights" means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

2.2

Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions (defined below) in any Company Inventions (defined below) without Company's prior written consent. In addition, I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU GPL or LGPL or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company. I have disclosed on Exhibit A a complete list of all Inventions that I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company, in which I have an ownership interest or which I have a license to use, and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. If, in the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

2.3

Assignment of Company Inventions. Subject to the section titled "Government or Third Party" and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. Inventions assigned to Company or to a third party as directed by Company pursuant to the section titled "Government or Third Party" are referred to in this Agreement as "Company Inventions."

2.4

Obligation to Keep Company Informed. During the period of my employment and for one (1) year thereafter, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor.

2.5

Government or Third Party. I also agree to assign all my right, title, and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by Company.

2.6

Enforcement of Intellectual Property Rights and Assistance. During the period of my employment and thereafter, I will assist Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries. In the event Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

3.

Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Inventions made by me during the period of my employment by Company, which records shall be available to, and remain the sole property of, Company at all times.

4.

Additional Activities. I agree that (a) during the term of my employment by Company, I will not, without Company's express written consent, engage in any employment or business activity that is competitive with, or would otherwise conflict with my employment by, Company, and (b) for the period of my employment by Company and for one (l) year thereafter, I will not, either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Company to terminate his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity.

5.

Return Of Company Property. Upon termination of my employment or upon Company's request at any other time, I will deliver to Company all of Company's property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information of Company and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer before I return it to Company. I further agree that any property situated on Company's premises and owned by Company is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing Company's termination statement.

6.

Notification Of New Employer. In the event that I leave the employ of Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, by Company's providing a copy of this Agreement or otherwise.

7.	General Provisions.
7.1

Governing Law and Venue. This Agreement and any action related thereto will be governed, controlled, interpreted, and defined by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I hereby expressly consent to the personal jurisdiction and venue in the state and federal courts for the county in which Company's principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

7.2

Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

7.3

Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor-in-interest or other assignee and be binding upon my heirs and legal representatives.

7.4

Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by Company, nor shall it interfere in any way with my right or Company's right to terminate my employment at any time, with or without cause and with or without advance notice.

7.5

Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, any such notice shall be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of such change to the other party.

7.6

Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

	7.7	Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.
7.8

Export. I agree not to export, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.

7.9

Entire Agreement. The obligations pursuant to sections of this Agreement titled "Confidentiality" and "Inventions" shall apply to any time during which I was previously employed, or am in the future employed, by Company as an independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matters hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and the CEO of Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with Company

	Employee:		Company:
	I acknowledge that I have read and understand this agreement and have been given the opportunity to discuss it with independent legal counsel.		Accepted and agreed:

	/s/ Ronald Faris		/s/ Janice DiPietro

	(Signature)		(Signature)
By:		By:
Title:	Senior Vice President & Chief Science Officer	Title:	Chief Financial Officer
Date:	May 26, 2005	Date:	May 26, 2005
Address:		Address:

Exhibit A

EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

INVENTIONS

1.	Prior Inventions Disclosure. The following is a complete list of all Prior Inventions:

None

	X	See immediately below:

Dr Faris is disclosing that he is developing a genomic protocol to direct the differentiation of proliferating biliary epithelial cells along multiple cell lineages including the hepatocytic lineage. This work is being performed at Rhode Island Hospital in his academic laboratory and funded by the NIH. The results of these studies have not been scientifically disclosed and no patents have been filed at this time.

Dr. Faris also has a patent for isolation of adult liver stem cells.

2.	Limited Exclusion Notification.

This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company's equipment, supplies, facilities or trade secret information, except for those Inventions that either:

	a.	Relate at the time of conception or reduction to practice to Company's business, or actual or demonstrably anticipated research or development; or

	b.	Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

Exhibit B

LIST OF OUTSIDE ACTIVITIES

1.	Employed part-time by Rhode Island Hospital

2.	Non tenured academic appointment at Brown University (research tract) in the Department of Pediatrics and the Department of Pathology

3.	On the Editorial Board for Artificial Organs

4.	Member of the Scientific Advisory Board of LCT Biopharma

Exhibit C

RELEASE AND WAIVER

          In consideration of the payments and other benefits set forth in Section 6 of the Employment Agreement dated May 26, 2005, to which this form is attached, I, Ron Faris, Ph.D., hereby furnish MultiCell Technologies, Inc, (the "Company"), with the following release and waiver ("Release and Waiver").

          In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

          I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

          I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

          If I am less than 40 years of age upon execution of this Release and Waiver, I acknowledge that I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have five (5) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier).

          I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

          This Release and Waiver, including Exhibit A hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date: May 26, 2005	By: /s/ Ron Faris, Ph.D. Ron Faris, Ph.D.

Exhibit 99.1

MultiCell Technologies Announces New Employment Agreement With Dr. Ronald Faris, Ph.D.

LINCOLN, RI - (BUSINESS WIRE) - May 31, 2005 - MultiCell Technologies, Inc. (OTCBB: MCET - NEWS), a leading supplier of immortalized non-tumorigenic human hepatocytes as pharmaceutical candidate optimization tools, announced that Ronald Faris, Ph.D., Senior Vice President and Chief Science Officer of the Company, has signed a new employment contract with the Company. This contract increases Dr. Faris' time commitment to the Company. Dr. Faris retains affiliations with Rhode Island Hospital and remains Associate Professor of Pathology and Pediatrics at Brown University, giving the Company valuable laboratory access, intellectual interfacing and potential technology transfer opportunities. Dr. Faris also serves on the Editorial Board for Artificial Organs and serves on the Scientific Advisory Board of LCT Biopharma.

Dr. Faris authored several liver cell and adult stem cell patents and is widely published. He earned his bachelor's degree in biochemistry from Virginia Tech, then his doctorate in nutritional toxicology from Cornell University. From 1982 to 1985, he held a doctoral fellowship at the MD Anderson Science Park Research Center, where he studied the long-term effects of pharmacological exposure on drug metabolism pathways, i.e., what pharmaceutical companies use the company's immortalized hepatocytes to study. Dr. Faris moved to Rhode Island in 1985 to investigate the role of stem cells in liver cancer, and worked with the late, noted Dr. Hugo Jauregui. Dr. Faris has been associated with MultiCell since 1999.

MultiCell's non-tumorigenic functional hepatic (liver) cells and cell lines are useful to pharmaceutical companies for induction studies and toxicity screening for drug discovery because hepatocytes express drug-metabolizing enzymes which bio-transform drugs or substances ingested into the body, helping indicate possible reactions by the human liver. Drug failures or FDA rejections due to hepatotoxicity and/or drug-drug interactions now cost the pharmaceutical industry about $2 billion each year. Estimated costs to develop and test a new medicine are $900 million. MultiCell's cellular product expertise also enables production of biologics for diagnostic and therapeutic applications, production of liver-derived therapeutic proteins and human liver stem cells. The Company's majority-owned Xenogenics subsidiary owns all rights to the patented Sybiol™ synthetic bio-liver device. MultiCell's immortalized hepatocytes operate optimally with any working bio-liver device. The Company believes that such devices could extend the lives of patients waiting for liver transplants, and be a treatment option for chronic liver disease. MultiCell also has two patents on adult liver stem cells.

For more information about MultiCell and its Xenogenics subsidiary, call (401) 333-0610 or see www.multicelltech.com. MultiCell's new laboratories are at 701 George Washington Highway, Lincoln, Rhode Island 02865. For pricing and delivery information for non-tumorigenic immortalized human hepatocytes in 6- to 96-well plates or vials, contact MultiCell's marketing and manufacturing licensee, XenoTech, LLC of Lenexa, Kansas, at (913) GET-P450.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." For example, statements concerning expected increases in use of MultiCell's functional immortalized hepatocytes and the use of liver assist devices are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that the market for our products will not grow as expected, and the risk that our products will not lower drug development costs. For additional information about risks and uncertainties we face, see documents we file with the SEC, including our Report on Form 10-KSB for the fiscal year ended November 30, 2004 and all our quarterly and other periodic filings made with the SEC. MultiCell assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.